                        AGREEMENT BETWEEN MEIER WORLDWIDE
                          INTERMEDIA AND DAVID PARFITT

Meier Worldwide Intermedia, a Nevada corporation having an office at Suite 320 -
1100 Melville St., Vancouver, BC V6E 4A6, Canada ("The Company"), and David
Parfitt who resides at #4 Silver Fir Close, Hednesford, Cannock Scaffs, WS
12-4SU, United Kingdom ("Parfitt"), herewith enter into an agreement whereby
Parfitt agrees to provide Strategic Business Consulting Services to The Company.

Parfitt, upon execution of this Agreement, shall receive Two hundred and Fifty
Thousand (250,000) shares of Meier Worldwide Intermedia common stock.

The terms and conditions of services rendered under this Agreement shall be exclusive and interpreted pursuant to the laws of British Columbia, Canada. This
Agreement shall continue in full force and effect for one year from the date of execution hereof, and may be terminated thereafter by either party upon thirty days written notice.

AGREED:

/s/ John Meier                                   /s/ David Parfitt
John Meier, President                            David Parfitt
Meier Worldwide Intermedia

June 23, 2003                                   June 20, 2003
Date                                            Date